UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 11, 2007

EMPLOYERS HOLDINGS, INC.

(Exact Name of Registrant as Specified in its Charter)

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NEVADA (State or Other Jurisdiction of Incorporation)	001-33245 (Commission File Number)	04-3850065 (I.R.S. Employer Identification No.)
9790 Gateway Drive Reno, Nevada (Address of Principal Executive Offices)		89521 (Zip Code)
Registrant's telephone number including area code: (888) 682-6671
No change since last report (Former Name or Address, if Changed Since Last Report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Information

Item 8.01. Other Events.

On May 11, 2007, Employers Holdings, Inc. (the "Company") announced that its Board of Directors approved a quarterly dividend on its common stock of $0.06 per share. The dividend is payable on June 14, 2007 to shareholders of record as of May 24, 2007. Furnished as Exhibit 99.1 and incorporated herein by reference is the press release issued by the Company.

Separately, on May 11, 2007, the Company announced that its Board of Directors authorized management to repurchase up to $75,000,000 worth of the Company's common stock in the open market during the remainder of 2007. The Company intends to use this authorization to repurchase shares opportunistically. The Company has no obligation to repurchase shares under the authorization, and the specific timing and amount of the stock repurchased will vary based on market conditions, securities law limitations and other factors. The stock repurchase will be executed utilizing the Company's cash resources. Furnished as Exhibit 99.1 and incorporated herein by reference is the press release issued by the Company.

Section 9 – Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

99.1	Employers Holdings, Inc. press release, dated May 11, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMPLOYERS HOLDINGS, INC.

By:	/s/ Lenard T. Ormsby
Name:	Lenard T. Ormsby
Title:	Executive Vice President, Chief Legal Officer and General Counsel

Dated: May 11, 2007

Exhibit Index

Exhibit No.	Exhibit
99.1	Employers Holdings, Inc. press release, dated May 11, 2007.